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                                   Exhibit 5.1
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                      [SHUSTAK JALIL & HELLER LETTERHEAD]




                                  May 15, 2003

Brightman,  Almagador  &  Co.
Certified  Public  Accountants
A  member  firm  of  Deloitte  Touche  Tohmatsu
Haifa,  Israel

     Re:  Voice  Diary  Inc.

Gentlemen:

     We have represented Voice Diary Inc. (the "Company") in connection with its preparation of a Form SB-2 and filing of such report with the Securities and Exchange Commission .

     We advise you that in our opinion, the Common Stock issued was legally issued, fully paid and non assessable shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to Common Stock referred to above and to the use of our name and to the references to our firm in said Registration Statement.

                                   Very  truly  yours,

                                   SHUSTAK  JALIL  &  HELLER



                                   By____________________________
                                        Richard  S.  Heller





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